EXHIBIT 99.1

Social Reality, Inc. Acquires Five Delta As They Continue Consolidation of Social and RTB Offerings

Five Delta technology and market knowledge complement Social Reality and the combination of their SRAX and Social Platforms.

LOS ANGELES, December 22, 2014 – Social Reality, Inc. (OTCBB: SCRI), a leader in automated digital platform technology and social management software for Internet advertising, announced today the acquisition of Five Delta, a privately held company that specializes in the execution and management of media buys across all social platforms.

Five Delta has developed patent pending technology that will integrate into the SRAX (Social Reality Ad Exchange) platform and allow both publishers and media buyers to benefit from the optimization of both social and RTB media buys.

“We are excited to integrate the Five Delta technology into our platform and to further enhance our offerings to our customers,” said Chris Miglino, CEO and Co-Founder of Social Reality. “We continue to build technology that bridges the gap between social and RTB media buying, and Five Delta will help us accelerating these offerings.”

“It isn't often I see such an interesting ad technology company and, better yet, be fortunate enough to join forces with it," said Dustin Suchter, Founder of Five Delta. "Honestly, I get excited when things start to multiply and have a really meaningful impact on the marketplace. Social Reality's SRAX is a great platform and adding Five Delta is so mutually beneficial that I am really looking forward to the net result."

The company’s Social Reality Ad Exchange (SRAX) is an SSP that was launched in early 2013 in order to connect online publishers with demand partners and buyers through advanced programmatic technology and RTB integration. The SRAX platform has gained the reputation for making buying and selling of display, video, mobile and in-app advertising an easier and more efficient experience than other digital ad technologies. Its proprietary RTB management platform integrates social information to optimize client results from the DSP and SSP offerings. Social Reality’s GroupAd product offering is a complementary social management and tracking software focused on delivering brand advocacy and customer loyalty via an integrated dashboard, to launch, distribute and optimize social and digital media campaigns.

About Social Reality

Founded in 2010, Los Angeles-based Social Reality, Inc. is an Internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the real-time bidding (RTB) markets. For more information, please visit www.socialreality.com, www.srax.com, www.sraxmd.com, www.sraxdi.com, www.groupad.com, www.steelmediainc.com.

About Five Delta

Founded in 2012, Santa Monica-based Five Delta, Inc. is an Internet technology company that leverages high quality data to optimize digital advertising. The company has two pending patents and a platform that automates step-function performance gains for online advertisers buying social traffic today.

Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: (i) our business; (ii) the transaction with Steel Media, including expected benefits, opportunities, synergies, financing, results and the impact on revenue, adjusted operating earnings, EBITDA, shareholder value, and the impact on our financial profile; (iii) expectations about the combined company; (iv) SCRI's intentions to provide further guidance and its intention to name the current Steel Media executives who will be joining SCRI's leadership team; (v) expectations for the Steel Media commercial platform and our entry into a segment important for future growth; (vi) our belief that this is a transformative transaction that propels us into a profitable, multi-product company positioned for continued revenue, and operating income growth, further diversification and shareholder value creation; (vii) expectations regarding  future acquisitions; (viii) beliefs about the commercial platform and the strategic fit of Steel Media; (ix) our plans to expand our portfolio through the in-license or purchase of additional products or companies; and (x) our goal of bringing to the market services and products that provide clear benefits and improve our customers’ businesses, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Statements about SCRI's or Steel Media's past financial results do not, and are not meant to, predict future results. Social Reality can provide no assurance that such results and performance will continue.

Risks and uncertainties include, among others: (1) the possibility that we may not realize the expected benefits, synergies and opportunities anticipated in connection with the transaction, including the anticipated revenue and cost synergies, and continuing revenue growth, (2) the challenges of integrating the Steel Media commercial team with Social Reality, (3) the impact on sales from competitive pricing, and sales and marketing initiatives, (4) liabilities we assume from Steel Media that may be higher than expected, (5) the possibility that sales will not meet expectations as a result of current and future competition, (6) in connection with the Steel Media acquisition, we will incur a substantial amount of indebtedness and will have to comply with restrictive and affirmative debt covenants, (7) the expectation that we will need to raise additional capital from the sale of our common stock, which will cause significant dilution to our stockholders, in order to satisfy our contractual obligations, including our debt service, earn out payments that may become payable to Steel Media’s stockholder or in order to pursue business development activities, (8) due to the Steel Media transaction, we will be highly leveraged and have limited cash and cash equivalent resources which may limit our ability to take advantage of attractive business development opportunities and execute on our strategic plan, (9) our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, (10) our patents and proprietary rights both in the U.S. and outside the U.S. (including those that we acquire from the acquisition of Steel Media), (11) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect our results of operations, our profitability and our cash flows, which would, in turn, have a significant and adverse impact on our stock price. Use of the term "including" in the two paragraphs above shall mean in each case "including, but not limited to." We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Laura Knapp

Social Reality Inc.

Socialreality.com

laura@socialreality.com

3